NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) made as of September 25, 2009 by and between Plastinum Polymer Technologies Corp., a Delaware corporation (the “Company”), and Richard von Tscharner, a natural person (the “Investor”).

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Purchase and Sale of Securities.

1.1           Sale and Issuance of Note; Closing.  Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or referred to herein, the Company hereby agrees to sell and issue to the Investor, and the Investor hereby agrees to purchase from the Company, at the Closing (as hereinafter defined), (i) a Convertible Promissory Note in the principal amount of $2,000,000 (the “Purchase Price”), such Convertible Promissory Note to be in the form attached hereto as Exhibit A with a maturity date of June 15, 2012 (the "Note").  The Note, including accrued but unpaid interest thereon, will be convertible into shares of Common Stock of the Company, par value $.01 per share (“Common Stock”; the “Shares”), at an initial conversion price of $0.24 per Share, subject to adjustment as provided therein.

1.2           Closing.  The closing of the purchase, sale and issuance of the Note shall take place at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP (“WBEMS”), 170 Old Country Road, Fourth Floor, Mineola, New York 11501, simultaneous with the execution hereof (the "Closing").  At the Closing, the Company shall deliver to the Investor the duly executed Note against delivery by the Investor to the Company of the Purchase Price by wire transfer of the amount thereof to the Company’s account or by such other method agreed to between the Investor and the Company.

1.3           Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

“Approvals” means, collectively, all actions, approvals, consents, waivers, exemptions, Orders, authorizations, registrations, declarations, filings and recordings.

“Business or Condition” of the Company means the business, operations, assets, properties, earnings, prospects or condition (financial or other) of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Body” means any federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority, of any country.

“Material Adverse Change; Material Adverse Effect; Materially Adverse” in, on or with respect to, the Company, shall mean a material adverse change in the Company’s Business or Condition, a material adverse effect on the Company’s Business or Condition or an event which is materially adverse to the Company's Business or Condition.

“Order” means any order, writ, injunction, decree, judgment, award, determination, direction or demand by a Governmental Body, arbitrator or court.

“Person” means any individual, corporation, association, partnership, joint venture, limited liability company, trust or estate, organization, business, government or agency or political subdivision thereof, or any other entity.

“Securities Act” means the Securities Act of 1933, as amended.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2           Authorization.  All company action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the authorization, issuance and delivery of the Note has been taken and this Agreement, when executed and delivered by the Company and assuming due execution and delivery by the Investor, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3           Valid Issuance of Note.  The Note when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.4           Consents and Approvals.  No Approval by, from or with and no other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company) is required (a) for or in connection with the valid execution and/or delivery by the Company of or the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated hereby, including the offer, issuance, sale and delivery by the Company of the Note, or (b) as a condition to the legality, validity or enforceability as against the Company of this Agreement.

3.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

3.1           Authorization.  The Investor has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Investor, assuming due execution and delivery by the other parties hereto, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2           Restricted Security.  The Investor understands that the Note is a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Note indefinitely unless it is registered with the Securities and Exchange Commission (“SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

3.3           Foreign Investor.  If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that he has satisfied himself as to the full observance of the laws of his jurisdiction in connection with this Agreement and the purchase of the Note and such purchase will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4.           Registration.  The Company shall prepare and file with the SEC a Form S-1 registration statement under the Securities Act covering the resale of the number of shares of Common Stock issuable upon conversion of the Note on or prior to October 31, 2009 and shall use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.  In addition, the Company shall prepare and file with the SEC another registration statement under the Securities Act covering the resale of any additional shares of Common Stock which may be issuable under the Note; provided, however, that the Company shall not be required to file such additional registration statement if such additional shares of Common Stock could otherwise be sold freely under Rule 144 under the Securities Act upon issuance.

5.           Miscellaneous.

5.1           Use of Proceeds.  The parties agree that the net proceeds from the issuance of the Notes will be used for general working capital purposes.

5.2           Amendment of Prior Note Purchase Agreement.  Section 4 (Registration) of that certain Note Purchase Agreement entered into between the Company and the Investor as of June 15, 2009 is hereby amended by changing the date appearing in that Section to October 31, 2009.

5.3           Successors and Assigns.  This Agreement may not be assigned by the Company without the prior written consent of the Investor.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4           Governing Law; Forum.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located within the State of New York.

5.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.6           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt) addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Westerman Ball Ederer Miller and Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, Attn: Alan C. Ederer, Esq.

5.8           Confidentiality.  This Agreement is confidential, and none of its provisions or terms shall be disclosed to anyone who is not an Investor or an officer or director of the Company or their agents, advisers or legal counsel, unless required by law.

5.9           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.  This Agreement may be modified or amended only with the written consent of all of the parties hereto.

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 IN WITNESS WHEREOF, the parties have duly executed this Note Purchase Agreement as of the date first written above.

PLASTINUM POLYMER TECHNOLOGIES CORP.

By:	/s/ Jacques Mot
Name: Jacques Mot
Title: CEO

Address:
10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

/s/ Richard von Tscharner
Richard von Tscharner

Address:
87 Route de Suisse
Coppet 1296
Switzerland

EXHIBIT A

FORM OF CONVERTIBLE NOTE

NEITHER THIS NOTE NOR ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE OR SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE UNDER SUCH ACT UNLESS SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Convertible Promissory Note

$2,000,000.00	September 25, 2009

FOR VALUE RECEIVED, the undersigned Plastinum Polymer Technologies Corp., a Delaware corporation (referred to herein as "Borrower" or the "Company"), promises to pay to the order of Richard von Tscharner, his successors or permitted assigns (the "Lender"), the principal sum of Two Million Dollars ($2,000,000.00) (the "Principal Amount") on June 15, 2012 (the "Maturity Date"), together with interest on the unpaid Principal Amount of this Note at a rate equal to ten percent (10%) per annum calculated on the basis of a 360 day year (the "Interest Rate").  Interest accrued hereunder shall be due and payable on June 15, 2010, June 15, 2011 and the Maturity Date.

Principal and interest payments due hereunder are payable in lawful money of the United States of America to the Lender at the address set forth in that certain Note Purchase Agreement between the Borrower and the Investor identified therein of even date herewith, as amended from time to time (the "Note Purchase Agreement") and pursuant to which this Note is issued.  The terms and conditions of the Note Purchase Agreement and all other loan documents executed in connection therewith ("Loan Documents") are incorporated by reference herein and made a part hereof.  All capitalized terms used but not otherwise defined herein shall have the respective meanings as set forth in the Note Purchase Agreement.

Section 1.  Conversion.

(a)           At any time from the original issue date hereof through the date that this Note is paid in full, Lender shall have the right, in its sole discretion, to convert the then outstanding Principal Amount of this Note (the “Convertible Principal Balance”) plus accrued but unpaid interest under this Note, in whole or in part, into Shares at an initial conversion price equal to $0.24 per Share, subject to adjustment as provided in Section 2 herein (the “Conversion Price”).  Any accrued but unpaid interest on any portion of the Note that is converted into Shares wherein such interest is not converted into Shares shall be paid by the Company at the time of such Conversion.

(b)           Lender may convert this Note at the then applicable Conversion Price by the surrender of this Note (properly endorsed) to the Company at the principal office of the Borrower, together with the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”) duly completed, dated and executed, specifying therein the principal amount of this Note and/or outstanding interest to be converted.  The “Conversion Date” shall be the date that such Notice of Conversion and this Note is duly provided to Borrower hereunder (or, at Lender's option, the next interest payment date with respect to Lender's conversion of any scheduled interest payment).  In the event that the Lender shall specify a name or names other than that of the Lender to receive any of the Shares issuable upon such exercise of the conversion option, the Notice of Conversion also shall be accompanied by payment of all transfer taxes payable upon the issuance of the Shares to such specified person(s).

(c)           On the date of receipt by the Company of the duly completed, dated and executed Notice of Conversion, this Note and applicable transfer taxes, if any, all in accordance with Section 1(b) with respect to a conversion of any portion of this Note, the Lender (and any person(s) receiving Shares in lieu of the Lender) shall be deemed to have become the holder of record for all purposes of the Shares to which such valid conversion relates.

(d)           As soon as practicable, but not in excess of five business days, after the valid conversion of any portion of this Note, the Company, at the Company’s expense (including the payment by the Company of any applicable issuance and similar taxes, but excluding the transfer taxes referred to in Section 1(b)), will cause to be issued in the name of and delivered to the Lender (and/or such other person(s) identified in the Notice of Conversion with respect to such conversion), certificates evidencing the number of duly authorized, validly issued, fully paid and non-assessable Shares to which the Lender (and/or such other person(s) identified in such Notice of Conversion), shall be entitled to receive upon the conversion, as adjusted to reflect the effects, if any, of the anti-dilution provisions of Section 2, such certificates to be in such reasonable denominations as Lender may request when delivering the Notice of Conversion.

(e)           If less than the entire Convertible Principal Balance of this Note is being converted, the Company shall execute and deliver to the Lender a new replacement Note (dated as of the date hereof) evidencing a principal amount which is the percentage of the original Principal Amount equal to the portion of the Convertible Principal Balance that has not been so converted.

Section 2.  Conversion Price Adjustment.

The initial Conversion Price as stated above shall be subject to adjustment from time to time and such Conversion Price as adjusted shall likewise be subject to further adjustment, all as hereinafter set forth.

(a)           If the Company shall effect a subdivision of the Common Stock, the Conversion Price then in effect immediately before such subdivision shall be proportionately decreased.  If the Company shall combine the outstanding Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased.  If the Company shall make or issue a dividend or other distribution payable in securities, then and in each such event provision shall be made so that the holder of this Note shall receive upon conversion hereof, in addition to the number of Shares receivable thereupon, the amount of securities that the holder of this Note would have received had this Note been converted into Shares on the date of such event and had such holder thereafter during the period from the date of such event to and including the date of conversion of this Note retained such securities receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period under this paragraph.  If the Company shall reclassify its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the surviving entity), then and in each such event provision shall be made so that such holder shall receive upon conversion hereof the amount of such reclassified shares of Common Stock that such holder would have received had this Note been converted into Shares immediately prior to such reclassification and had such holder thereafter, during the period from the date of such event to and including the date of conversion of this Note, retained such reclassified shares of Common Stock, giving effect to all adjustments called for during such period under this paragraph with respect to the rights of the holder of this Note.  The form of this Note need not be changed because of any adjustment in the number of Shares subject to this Note pursuant to this Section.

(c)           Whenever the Conversion Price shall be adjusted as provided in this Section 2, the Company shall reasonably promptly provide notice of such adjustment to the Lender together with a written statement from an authorized officer of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment.  Notwithstanding the foregoing, no adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in such Conversion Price; provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(d)           In case of any consolidation or merger of the Company with or into another entity or the conveyance of all or substantially all of the assets of the Company to another entity (collectively, an “Organic Change”), this Note shall thereafter be convertible (to the extent such conversion is permitted hereunder) into the number of shares of common stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of this Note would have been entitled had this Note been converted immediately prior to such Organic Change and held until after the closing of such Organic Change; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Note, to the end that the provisions set forth herein shall be thereafter applicable, as nearly as reasonably may be, in relation to any shares of Common Stock or other property thereafter deliverable upon the conversion of this Note.

Section 3.  Reservation of Common Stock.  The Borrower covenants that it will at all times reserve and keep available solely for the purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Principal Amount of this Note and accrued and unpaid interest hereunder and, from time to time, will take all steps necessary to provide sufficient reserves of Shares issuable upon conversion of this Note.  The Borrower covenants that all Shares that may be issuable upon conversion of this Note shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Note other than such as have been met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the Certificate of Incorporation or Bylaws of the Borrower or any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

Section 4.  Voluntary Prepayments.  The Principal Amount of this Note may be voluntarily prepaid by the Company, either in full or in part, at any time prior to the Maturity Date; provided, however, that the Company shall give the Lender two (2) months’ prior notice of any such prepayment and the Lender shall remain permitted to convert all or any portion of this Note as permitted herein prior to the prepayment.

Section 5.  Transferability.  This Note and any of the rights granted hereunder are freely transferable by the Lender, in its sole discretion, subject to federal and state securities law restrictions, if any.

Section 6.  Event of Default.

(a)           An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), and solely with respect to the events described in clauses (ii) and (iv) such events having not been cured after 10 days notice thereof:

(i)           Any default in the payment of the principal of, interest on or other charges in respect of this Note as and when the same shall become due and payable (whether the Maturity Date or by acceleration or otherwise);

(ii)           The Borrower or any subsidiary shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note or any Loan Document to which it is a party;

(iii)          The Borrower or any subsidiary shall commence, or there shall be commenced against the Borrower or any subsidiary, a proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or subsidiary or there is commenced against the Borrower or subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 90 days; or the Borrower or subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or subsidiary suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or the Borrower or subsidiary makes a general assignment for the benefit of creditors; or the Borrower or subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or subsidiary for the purpose of effecting any of the foregoing; or

(iv)          The Borrower or any subsidiary shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any leasing or factoring arrangement of the Borrower, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(b)           Following an uncured Event of Default, the Interest Rate shall increase to fifteen percent (15%) per annum immediately following such Event of Default; provided, that the Interest Rate shall thereafter revert back to the prior Interest Rate upon all Events of Default being cured. Upon the occurrence of an Event of Default hereunder, the entire Principal Amount of this Note together with any accrued but unpaid interest shall automatically become due and payable.  The failure of the Lender to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance with respect to the Lender or any subsequent holder.  The Lender need not provide and the Borrower hereby waives any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

Section 7.  Notices.  Any and all notices, requests, documents or other communications or deliveries required or permitted to be given or delivered hereunder shall be delivered in accordance with the notice provisions of the Note Purchase Agreement.

Section 8.  Usury.  It is expressly agreed and provided that the total liability of the Company under the Loan Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Loan Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Loan Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Loan Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to Lender with respect to indebtedness evidenced by the Loan Documents, such excess shall be applied by Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Lender’s election.

Section 9.  Governing Law; Forum.  This Note and the provisions hereof are to be construed according to and are governed by the laws of the State of New York, without regard to principles of conflicts of laws thereof.  The Company submits to the personal jurisdiction of and agrees that all proceedings relating hereto shall be brought in federal or state courts located within the State of New York.

Section 10.  Successors and Assigns.  Subject to applicable securities laws, this Note and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Lender.

Section 11.  Amendment.  This Note may be modified or amended or the provisions hereof waived only with the written consent of the Lender and the Company.

Section 12.  Severability.  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

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IN WITNESS WHEREOF, the Borrower has caused this Convertible Promissory Note to be duly executed by a duly authorized officer as of the date first above indicated.

PLASTINUM POLYMER TECHNOLOGIES CORP.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION
To Be Executed by the Lender
in Order to Convert Promissory Note

The undersigned Lender hereby elects to convert $__________ principal and $_____ interest currently outstanding and owed under the Convertible Promissory Note issued to Richard von Tscharner at a Conversion Price of $___ (the “Note”) and to purchase ___________ shares of Common Stock of Plastinum Polymer Technologies Corp. issuable upon conversion of such Note, and requests that certificates for such securities shall be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number)

and be delivered as follows:

please print or type name and address)

(please insert social security or other identifying number)

Lender Name:

By:
Name:
Title:

Conversion Date: